Exhibit (l)

[Letterhead of Sutherland Asbill & Brennan LLP]

January 29, 2014

Stellus Capital Investment Corporation

4400 Post Oak Parkway, Suite 2200

Houston, Texas 77027

Re:	Stellus Capital Investment Corporation Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Stellus Capital Investment Corporation, a Maryland corporation (the “Company”), in connection with (i) the offer, issuance and sale by the Company of up to $300,000,000 in aggregate offering amount of (a) shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including Common Stock to be issuable upon exercise of the Rights and/or the Warrants (as such terms are defined below), (b) shares (the “Preferred Shares”) of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), including Preferred Stock to be issuable upon exercise of the Warrants, (c) subscription rights (the “Rights”) to purchase Common Stock, (d) debt securities of the Company, including debt securities to be issuable upon exercise of the Warrants (such debt securities are collectively referred to herein as the “Debt Securities”), and (e) warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants” and, together with the Common Shares, the Preferred Shares, the Rights, and the Debt Securities, the “Company Securities”) and (ii) the offer and sale by the stockholder of the Company named under the caption “Selling Stockholder” in the Registration Statement (the “Selling Stockholder”) of up to 1,875,858 shares of the Common Stock (the “Selling Stockholder Shares” and, together with the Company Securities, the “Securities”). The Securities are being registered for offering and sale from time to time as provided by Rule 415 under the Secuirties Act of 1933, as amended (the “Securities Act”), and pursuant to the registration statement on Form N-2 (File No. 333-189938) filed by the Company under the Securities Act with the Securities and Exchange Commission on the date hereof (the “Registration Statement”).

The Debt Securities will be issued in one or more series pursuant to an indenture (the “Base Indenture”) to be entered into by and between the Company and the trustee named therein (the “Trustee”) and any supplemental indenture (each, a “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), as may be agreed from time to time between the Company and the Trustee. The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into by and between the Company and the purchasers thereof or a warrant agent to be identified in the applicable Warrant Agreement. The Rights will be issued from time to time pursuant to one or more rights agreements (each, a “Rights Agreement”) to be entered into by and between the Company and the purchasers thereof or a rights agent to be identified in the applicable Rights Agreement.

Stellus Capital Investment Corporation

January 29, 2014

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies of the following:

(i)	The Articles of Amendment and Restatement of the Company, certified as of the date of this opinion letter by an officer of the Company (the “Charter”);

(ii)	The Bylaws of the Company, certified as of the date of this opinion letter by an officer of the Company (the “Bylaws”);

(iii)	A form of Indenture pertaining to the Debt Securities, to be entered into by and between the Company and the Trustee, in the form filed as an exhibit to the Registration Statement;

(iv)	A Certificate of Good Standing with respect to the Company issued by the State Department of Assessments and Taxation of Maryland as of a recent date (the “Certificate of Good Standing”); and

(v)	The resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement and (b) the authorization of the issuance, offer, and sale of the Company Securities pursuant to the Registration Statement certified as of the date of this opinion letter by an officer of the Company (collectively, the “Resolutions”).

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied on a certificate of an officer of the Company. We have also relied on certificates of public officials. We have not independently established the facts or, in the case of certificates of public officials, the other statements so relied upon.

For purposes of our opinions in this opinion letter, we have assumed that: (a) each document that we have reviewed is accurate and complete, is either an authentic original or a copy that conforms to an authentic original, and the signatures on it are genuine; (b) each governmental or officer’s certificate has been properly issued and that it is accurate, complete, and authentic (and we have assumed that such certificates remain accurate on the date of this letter); (c) all natural persons have sufficient legal capacity; (d) the accuracy and completeness of all corporate records made available to us by the Company; (e) the Supplemental Indentures, the Warrant Agreements, and the Rights Agreements will be governed by the laws of the State of New York; and (f) the Indenture, the Warrant Agreements, and the Rights Agreements will be valid and legally binding obligations of the parties thereto (other than the Company).

Stellus Capital Investment Corporation

January 29, 2014

This opinion letter is limited to the effect of the Maryland General Corporation Law (the “MGCL”) and, as to the Debt Securities, Warrants, and Rights constituting valid and legally binding obligations of the Company, the laws of the State of New York, in each case, as in effect on the date of this opinion letter, and we express no opinion as to the applicability or effect of any other laws of such jurisdictions or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker dealer laws or regulations thereunder relating to the offer and sale of the Securities. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

The opinions expressed below are subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, and other similar laws affecting the rights and remedies of creditors generally; (ii) general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity; and (iii) federal and state securities laws or public policy which may limit rights to indemnification and contribution.

On the basis of and subject to the foregoing and subject to the limitations and qualifications set forth in this opinion letter, we are of the opinion that:

1.	Assuming that (i) the issuance, offer, and sale of the Common Shares from time to time and the final terms and conditions of such issuance, offer, and sale, including those relating to the price and amount of the Common Shares to be issued, offered, and sold, have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the MGCL, the Company’s Charter and Bylaws, and the Resolutions, (ii) the Common Shares have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, (iii) upon issuance of the Common Shares, the total number of shares of Common Stock issued and outstanding does not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter, (iv) the Certificate of Good Standing remains accurate, and (v) in the case of Common Shares issuable upon the exercise of the Warrants or the Rights, the assumptions stated in paragraphs numbered (4) and (5), respectively, below are true and correct, the Common Shares will be duly authorized, validly issued, fully paid, and nonassessable.

2.	Assuming that (i) the issuance, offer, and sale of the Preferred Shares from time to time and the final terms and conditions of such issuance, offer, and sale, including those relating to the price and amount of the Preferred Shares to be issued, offered, and sold, have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the MGCL, the Company’s Charter and Bylaws, and the Resolutions, (ii) the Preferred Shares have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, (iii) upon issuance of the Preferred Shares, the total number of shares of Preferred Stock issued and outstanding does not exceed the total number of shares of Preferred Stock that the Company is then authorized to issue under the Charter, (iv) the Certificate of Good Standing remains accurate, and (v) in the case of Preferred Shares issuable upon the exercise of the Warrants, the assumptions stated in paragraph numbered (4) below are true and correct, the Preferred Shares will be duly authorized, validly issued, fully paid, and nonassessable.

Stellus Capital Investment Corporation

January 29, 2014

3.	Assuming that (i) the Indenture relating to the Debt Securities has been duly authorized, executed, and delivered by each of the Company and the Trustee in accordance with the terms of the Indenture, (ii) the issuance, offer, and sale of the Debt Securities from time to time and the final terms and conditions of the Debt Securities to be so issued, offered, and sold, including those relating to price and amount of Debt Securities to be issued, offered, and sold, (a) have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Charter and Bylaws, (b) are consistent with the terms thereof in the Indenture, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument, or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (iii) the Debt Securities have been (a) duly executed and delivered by the Company and duly authenticated by the Trustee in accordance with the Indenture and (b) delivered to, and the agreed consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof, and (iv) in the case of Debt Securities issuable upon the exercise of the Warrants, the assumptions stated in paragraph numbered (4) below are true and correct, the Debt Securities will constitute valid and legally binding obligations of the Company.

4.	Assuming that (i) the Warrant Agreements relating to the Warrants have been duly authorized, executed, and delivered by the parties thereto, and that no terms included therein would affect the validity of the opinion expressed in this paragraph numbered (4), (ii) the issuance, offer and sale of Warrants from time to time and the final terms and conditions of the Warrants to be so issued, offered, and sold, including those relating to price and amount of Warrants to be issued, offered, and sold, (a) have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Charter and Bylaws, (b) are consistent with the terms thereof in the applicable Warrant Agreement, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument, or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (iii) the Warrants have been (a) duly executed and delivered by the Company and duly countersigned in accordance with the applicable Warrant Agreement, and (b) delivered to, and the agreed consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof as contemplated by the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company.

Stellus Capital Investment Corporation

January 29, 2014

5.

Assuming that (i) the Rights Agreements relating to the Rights have been duly authorized, executed, and delivered by the parties thereto, and that no terms included therein would affect the validity of the opinion expressed in this paragraph numbered (5), (ii) the issuance, offer and sale of Rights from time to time and the final terms and conditions of the Rights to be so issued, offered, and sold, including those relating to price and amount of Rights to be issued, offered and sold, (a) have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Charter and Bylaws, (b) are consistent with the terms thereof in the applicable Rights Agreement, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument, or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (iii) the Rights have been (a) duly executed and delivered by the Company and duly countersigned in accordance with the applicable Rights Agreement, and (b) delivered to, and the agreed consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof as contemplated by the Registration Statement, the Rights will constitute valid and legally binding obligations of the Company.

6.	The Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and non-assessable.

The opinions expressed in this opinion letter (a) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (b) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Respectfully submitted,

/s/ SUTHERLAND ASBILL & BRENNAN LLP